As filed with the Securities and Exchange Commission on December 13, 2016

Registration No. 333-212792

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
ON FORM S-3
TO FORM S-4 REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

Lions Gate Entertainment Corp.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	N/A
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

250 Howe Street, 20th Floor
Vancouver, British Columbia V6C 3R8
and
2700 Colorado Avenue
Santa Monica, California 90404

(310) 449-9200

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Wayne Levin

General Counsel and Chief Strategic Officer

Lions Gate Entertainment Corp.

2700 Colorado Avenue

Santa Monica, California 90404

(310) 449-9200
(Name, Address, and Telephone Number, including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Pursuant to Rule 457(b), all filing fees payable in connection with the securities on this Registration Statement were previously paid in connection with the filing of the Registration Statement on Form S-4 (File No. 333-212792) filed on August 1, 2016 and with the filing of the Transaction Statement on Schedule 13E-3 filed on October 5, 2016 (File No. 005-86413), pursuant to which a total of $339,369.99 has been previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the SEC, acting pursuant to said section 8(a), may determine.

EXPLANATORY NOTE

Lions Gate Entertainment Corp. (“Lions Gate,” the “registrant”, “we” or “our”) hereby amends its Registration Statement on Form S-4 (Registration No. 333-212792) filed on August 1, 2016 (as amended, the “Form S-4”), by filing this Post-Effective Amendment No. 2 on Form S-3 (the “Form S-3”).

On December 8, 2016, Lions Gate, Starz and Orion Arm Acquisition Inc., a wholly owned subsidiary of Lions Gate (“Merger Sub”), consummated the merger (the “Merger”) of Merger Sub with and into Starz, with Starz continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of Lions Gate, pursuant to the Agreement and Plan of Merger dated as of June 30, 2016 (as amended, the “Merger Agreement”) by and among Lions Gate, Starz and Merger Sub. Upon completion of the Merger, each option granted by Starz with respect to Starz Series A common stock, par value $0.01 that was outstanding and unexercised immediately prior to the effective time of the Merger was assumed by Lions Gate and converted into a stock option with respect to Lions Gate Class B non-voting shares, based on the formula set forth in the Merger Agreement and described in the Form S-4.

This Post-Effective Amendment No. 2 relates to the offer and sale of 2,300,000 of the registrant’s Class B non-voting shares issuable upon the exercise of certain outstanding stock options held by former employees of Starz. All such Class B non-voting shares were originally registered by the registrant on the Form S-4, which became effective on November 7, 2016.

PROSPECTUS

Lions Gate Entertainment Corp.

2,300,000 Class B non-voting shares, no par value

On December 8, 2016, Lions Gate Entertainment Corp. (“Lions Gate”), Starz and Orion Arm Acquisition Inc., a wholly owned subsidiary of Lions Gate (“Merger Sub”), consummated the merger (the “Merger”) of Merger Sub with and into Starz, with Starz continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of Lions Gate, pursuant to the Agreement and Plan of Merger, dated as of June 30, 2016 (as amended, the “Merger Agreement”) by and among Lions Gate, Starz and Merger Sub. Upon completion of the Merger, each option granted by Starz with respect to Starz Series A common stock that was outstanding and unexercised immediately prior to the effective time of the Merger was assumed by Lions Gate and converted into a stock option with respect to Lions Gate Class B non-voting shares, based on the formula set forth in the Merger Agreement and described in the Registration Statement on Form S-4 (No. 333-212792) filed by Lions Gate (the “Form S-4”), which became effective on November 7, 2016.

This prospectus relates to the offer and sale of 2,300,000 Lions Gate’s Class B non-voting shares issuable upon the exercise of certain outstanding option awards held by former employees of Starz.

Our Class B non-voting shares are listed on the New York Stock Exchange under the symbol “LGF.B”.

Our principal executive offices are located at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8, and 2700 Colorado Avenue, Santa Monica, California 90404. Our telephone number is (310) 449-9200.

Investing in these securities involves risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended March 31, 2016 and in other documents that we subsequently file with the Securities and Exchange Commission which are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

SUMMARY

This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in our Class B non-voting shares. You should read this entire prospectus and the documents incorporated by reference carefully, including the section entitled “Risk Factors” in our Annual Report on Form 10-K and any updates to such risks in subsequently filed Quarterly Reports on Form 10-Q, the section entitled “Risk Factors” in our Registration Statement on Form S-4 and our financial statements and the notes thereto incorporated by reference into this prospectus supplement before making an investment decision.

LIONS GATE ENTERTAINMENT CORP.

Lions Gate is a vertically integrated next generation global content leader with a diversified presence in motion picture production and distribution, television programming and syndication, premium pay television networks, home entertainment, global distribution and sales, interactive ventures and games and location-based entertainment.

With the acquisition of Starz, Lions Gate adds to its portfolio of businesses the flagship STARZ premium pay network serving nearly 25 million subscribers and the STARZENCORE platform with over 31 million subscribers. The combined company will operate five over-the-top (OTT) streaming services and the Starz app delivering content directly to consumers.

One of the largest independent television businesses in the world, Lions Gate’s slate of premium quality series encompasses nearly 90 shows on more than 40 different networks.  These include the ground-breaking Orange is the New Black, the fan favorite Nashville, the syndication success The Wendy Williams Show, the acclaimed drama The Royals, the Golden Globe-nominated Casual, the breakout success Greenleaf and hit Starz series including Outlander, Black Sails, Survivor’s Remorse and Power, the second highest-rated premium pay television series of 2016.

Lions Gate’s feature film business spans eight labels and includes the blockbuster Hunger Games franchise, the Now You See Me and John Wick series, the critically-acclaimed La La Land, Hacksaw Ridge, Tyler Perry’s Boo! A Madea Halloween, CBS Films/Lionsgate’s Hell or High Water, Roadside Attractions' Manchester by the Sea, Codeblack Films’ breakout concert film Kevin Hart: Let Me Explain and Pantelion Films’ Instructions Not Included, the highest-grossing Spanish-language film ever released in the U.S.

Lions Gate's home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rates.  Lions Gate handles a prestigious and prolific library of more than 16,000 motion picture and television titles that is an important source of recurring revenue and serves as a foundation for the growth of Lions Gate’s core businesses. The Lionsgate, Summit Entertainment and Starz brands are synonymous with original, daring, quality entertainment in markets around the world.

For further discussion of the material elements of our business, please refer to our annual report on Form 10-K for the year ended March 31, 2016, and any subsequent reports we file with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference in this prospectus.

Our principal executive offices are located at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8, and 2700 Colorado Avenue, Santa Monica, California 90404, and our telephone number is (310) 449-9200.

On December 8, 2016, Lions Gate, Starz and Orion Arm Acquisition Inc., a wholly owned subsidiary of Lions Gate (which we refer to as “Merger Sub”), consummated the merger (the “Merger”) of Merger Sub with and into Starz, with Starz continuing as the surviving corporation and becoming an indirect wholly owned subsidiary of Lions Gate, pursuant to the Agreement and Plan of Merger, dated as of June 30, 2016 (as amended, the “Merger Agreement”) by and among Lions Gate, Starz and Merger Sub. Pursuant to the Merger Agreement, Starz Series A common stock, par value $0.01 (the “Starz Series A common stock”), and Starz Series B common stock, par value $0.01(the “Starz Series B common stock” and, together with the Starz Series A common stock, the “Starz common stock”) are no longer publicly outstanding, and shares of Starz common stock currently represent the right to receive the consideration described in the Merger Agreement. In addition, Lions Gate agreed to assume outstanding options with respect to shares of Starz common stock previously issued by Starz, including those held by former employees of Starz.

THE OFFERING

Issuer	Lions Gate Entertainment Corp., a corporation

1

organized and existing under the corporate laws of British Columbia.

Common stock offered	2,300,000 Class B non-voting shares, no par value per share, all of which are issuable to former employees of Starz pursuant to stock options assumed by us in connection with the Merger.

Use of proceeds	We will not receive any proceeds from the sale of our Class B non-voting shares covered by this prospectus other than proceeds from the exercise of the options whose underlying Class B non-voting shares are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes.

New York Stock Exchange symbol	“LGF.B”

2

RISK FACTORS

Investing in Lions Gate is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from Lions Gate’s Annual Report on Form 10-K for the year ended March 31, 2016 under the section entitled “Item 1A. Risk Factors,” from time to time in other filings with the SEC, and from Lions Gate’s Registration Statement on Form S-4, filed with the SEC on August 1, 2016, as amended, under the section entitled “Risk Factors.” We encourage you to read these risk factors in their entirety. In addition to these risks, other risks and uncertainties not presently known to us or that we currently deem immaterial may also adversely affect our business operations and financial condition. Such risks could cause actual results to differ materially from anticipated results. This could cause the trading price of our Class B non-voting shares to decline, perhaps significantly, and you may lose part or all of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. The safe harbor provisions in Section 27A of the Securities Act and Section 21E of the Exchange Act which may be referenced in the periodic reports incorporated by reference into this prospectus do not apply to any forward-looking statements made in connection with the merger. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Lions Gate operates and beliefs of and assumptions made by Lions Gate’s management, involve uncertainties that could significantly affect the financial or operating results of Lions Gate. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the transactions involving Lions Gate and Starz, including future financial and operating results, plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future—including statements relating to creating value for stockholders, benefits of the proposed transactions to employees, stockholders and other constituents of the combined company, integrating our companies, and cost savings—are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements.

While there is no assurance that any list of risks and uncertainties or risk factors is complete, below are certain factors which could cause actual results to differ materially from those contained or implied in the forward-looking statements including: the substantial investment of capital required to produce and market films and television series; increased costs for producing and marketing feature films and television series; budget overruns, limitations imposed by Lions Gate’s or Starz’s credit facilities and notes; unpredictability of the commercial success of Lions Gate’s or Starz’s motion pictures and television programming; risks related to Lions Gate’s or Starz’s acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending Lions Gate’s or Starz’s intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; competitive responses to the transaction; the possibility that the anticipated benefits of the transaction are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; Lions Gate’s ability to complete the integration of Starz successfully; litigation relating to the transaction; and other factors that may affect future results of Lions Gate and Starz. Additional factors that could cause results to differ materially from those described above can be found in Lions Gate’s Annual Report on Form 10-K for the year ended March 31, 2016, and in its subsequent

3

Quarterly Reports on Form 10-Q, including for the quarters ended June 30, 2016 and September 30, 2016, each of which is on file with the Securities and Exchange Commission (the “SEC”) and available in the “Corporate” section of Lions Gate’s website, http://www.lionsgate.com, under the heading “Reports” and in other documents Lions Gate files with the SEC, and in Starz’s Annual Report on Form 10-K for the year ended December 31, 2015 and in its subsequent Quarterly Reports on Form 10-Q, including for the quarters ended March 31, 2016, June 30, 2016, and September 30, 2016, each of which is on file with the SEC and available in the “Starz Corporate” section of Starz’s website, http://www.Starz.com, under the subsection “Investor Relations” and then under the heading “SEC Filings” and in other documents Starz files with the SEC.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither Lions Gate nor Starz assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our Class B non-voting shares covered by this prospectus other than proceeds from the exercise of the options whose underlying Class B non-voting shares are covered by this prospectus. We have no plans for the application of any of these proceeds other than for general corporate purposes. We have no assurance that any of the options will be exercised.

PLAN OF DISTRIBUTION

We are registering 2,300,000 of our Class B non-voting shares issuable upon the exercise of the options.

Pursuant to the terms of the applicable options, our Class B non-voting shares will be issued to those option holders who elect to exercise and provide payment of the exercise price. We do not know if or when the options will be exercised. We also do not know whether any of the Class B non-voting shares acquired upon exercise of any options will subsequently be resold. We are not using an underwriter in connection with this offering.

LEGAL OPINION

The validity of the Lions Gate non-voting shares offered hereby has been passed upon by Dentons Canada LLP, Vancouver, British Columbia.

4

EXPERTS

The consolidated financial statements of Lions Gate Entertainment Corp. appearing in Lions Gate Entertainment Corp.’s Annual Report (Form 10-K) for the year ended March 31, 2016, including the schedule appearing therein, and the effectiveness of Lions Gate Entertainment Corp.’s internal control over financial reporting as of March 31, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission), given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Pop Media Group, LLC appearing in Lions Gate Entertainment Corp.’s Annual Report (Form 10-K) for the year ended March 31, 2016, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission), given on the authority of such firm as experts in accounting and auditing.

The financial statements of Studio 3 Partners LLC incorporated in this Prospectus by reference from Exhibit 99.1 to Lions Gate Entertainment Corp.’s Annual Report on Form 10-K for the year ended March 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is http://www.sec.gov.

Our internet address is www.lionsgate.com. The information found on, or accessible through, our website is not incorporated into, and does not form a part of, this supplement or any other report or document we file with or furnish to the SEC.

Additional prospectuses or prospectus supplements that we file with the SEC may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a later prospectus supplement. You should read this prospectus together with additional information described under the heading “Information Incorporated by Reference.”

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in later filed documents incorporated by reference in this prospectus. The following documents previously filed with the SEC are incorporated by reference (other than information in such filings deemed, under SEC rules or otherwise, not to have been filed with the SEC):

(1)	our Annual Report on Form 10-K for the year ended March 31, 2016;

(2)	our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2016 and September 30, 2016;

(3)	our Current Reports on Form 8-K filed on June 30, 2016, July 1, 2016, July 22, 2016, September 16, 2016, September 22, 2016, September 27, 2016, September 30, 2016, October 13, 2016, October 13, 2016,

5

October 27, 2016, November 4, 2016, November 4, 2016, November 28, 2016, December 7, 2016, December 8, 2016 and December 9, 2016 (other than documents or portions of those documents deemed to be furnished but not filed);

(4)	the description of our Class B non-voting shares, no par value per share, contained in our Registration Statement on Form S-4 filed with the SEC on August 1, 2016, as amended, and any amendment or report filed for the purpose of updating such description; and

(5)	the sections entitled “Risk Factors” and “Special Factors–Merger Fees and Expenses” contained in our Registration Statement on Form S-4 filed with the SEC on August 1, 2016, as amended, and any amendment or report filed for the purpose of updating such section.

All future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the securities are incorporated by reference in this prospectus (other than information in such future filings deemed, under SEC rules or otherwise, not to have been filed with the SEC). Information filed with the SEC after the date of this prospectus will automatically update and supersede information contained in or previously incorporated by reference in this prospectus.

We will provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon the written or oral request of any such person, a copy of any or all of these filings (other than exhibits to such documents, unless that exhibit is specifically incorporated by reference to that filing). Requests should be directed to:

Investor Relations Department
Lions Gate Entertainment Corp.
2700 Colorado Avenue
Santa Monica, California 90404
(310) 449-9200

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules. You should rely only on the information contained in or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information contained in or incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of the applicable document.

6

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The information set forth on the Registration Statement under the caption “Special Factors–Merger Fees and Expenses” is incorporated herein by reference.

Item 15. Indemnification of Directors and Officers

Under the BCBCA, Lions Gate may indemnify a present or former director or officer of Lions Gate or a person who acts or acted at Lions Gate’s request as a director or officer of another corporation, or for an affiliate, of Lions Gate, and his heirs and personal or other legal representatives, against all costs, charges and expenses, including legal and other fees and amounts paid to settle an action or satisfy a judgment, actually and reasonably incurred by him including an amount paid to settle an action or satisfy a judgment in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his position with Lions Gate or such other corporation and provided that the director or officer acted honestly and in good faith with a view to the best interests of Lions Gate or such other corporation, and, in the case of a criminal or administrative action or proceeding, had reasonable grounds for believing that his conduct was lawful. Other forms of indemnification may be made only with court approval.

In accordance with the Articles of Lions Gate, Lions Gate shall indemnify every director or former director of Lions Gate, or may, subject to the BCBCA, indemnify any other person after the final disposition of an eligible proceeding if the director or former director was wholly-successful in the outcome (merits or otherwise) or substantially successful on the merits or such director or former director has not otherwise been reimbursed. We have entered into indemnity agreements with our directors, executive officers, and certain other key employees whereby we have agreed to indemnify the directors and officers to the extent permitted by its Articles and the BCBCA.

At the special meeting of Lions Gate shareholders held to consider the proposed reclassification and merger, the holders of Lions Gate common shares approved an amendment to the Articles of Lions Gate to provide the same indemnifications to the current and former officers of Lions Gate as are provided to the current and former directors of Lions Gate.

The Articles of Lions Gate permit Lions Gate, subject to the limitations contained in the BCBCA, to purchase and maintain insurance on behalf of any person mentioned in the preceding paragraph, as the board of directors may from time to time determine. Lions Gate, however, only maintains directors’ and officers’ liability insurance and corporate reimbursement insurance.

The foregoing summaries are necessarily subject to the complete text of the statute, Lions Gate’s Articles, and the arrangements referred to above are qualified in their entirety by reference thereto.

Lions Gate has entered into indemnity agreements with its directors and officers that are in compliance with the BCBCA.

A directors’ and officers’ insurance policy insures each of Lions Gate’s directors and officers against liabilities incurred in their capacity as such for which they are not otherwise indemnified, subject to certain exclusions. This is in addition to the insurance coverage that Lions Gate maintains in the event it is required to indemnify a director or officer for indemnifiable claims.

Item 16. Exhibits and Financial Statement Schedules

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

II-1

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed by a registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the

II-2

Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 on Form S-3 to the Registrant’s Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 13th day of December, 2016.

LIONS GATE ENTERTAINMENT CORP.

By:	/s/ Wayne Levin
Name: Wayne Levin
Title: General Counsel and Chief Strategic Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 13th day of December, 2016:

Signature	Title	Date

*	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer and Authorized Representative in the United States)	December 13, 2016
James W. Barge
*	Vice Chairman, Director	December 13, 2016
Michael Burns
*	Director	December 13, 2016
Gordon Crawford
*	Director	December 13, 2016
Arthur Evrensel
*	Chief Executive Officer (Principal Executive Officer) and Director	December 13, 2016
Jon Feltheimer
*	Director	December 13, 2016
Emily Fine
*	Director	December 13, 2016
Michael T. Fries
/s/ Sir Lucian Grainge	Director	December 13, 2016
Sir Lucian Grainge
*	Director	December 13, 2016
Dr. John C. Malone
*	Director	December 13, 2016
G. Scott Paterson
*	Chairman of the Board of Directors	December 13, 2016
Mark H. Rachesky, M.D.
*	Director	December 13, 2016
Daryl Simm

II-4

Signature	Title	Date
*	Director	December 13, 2016
Hardwick Simmons
*	Director	December 13, 2016
David M. Zaslav

*by:	/s/ Wayne Levin
Wayne Levin
Attorney-in-Fact

II-5

EXHIBIT INDEX

Exhibit No.	Description

3.1	Articles of Lions Gate (incorporated by reference to Exhibit 3.1 to Lions Gate’s Current Report on Form 8-K, as filed on December 8, 2016).

3.2	Notice of Articles of Lions Gate (incorporated by reference to Exhibit 3.1 to Lions Gate’s Amendment No. 1 to Current Report on Form 8-K/A, as filed on December 9, 2016).

5.1	Opinion of Dentons Canada LLP as to validity of the securities being registered.

23.1	Consent of Dentons Canada LLP (included in Exhibit 5.1 hereto)
23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm (with respect to financial statements of Lions Gate Entertainment Corp.)

23.3	Consent of Ernst & Young LLP, Independent Auditors (with respect to financial statements of Pop Media Group, LLC)
23.4	Consent of PricewaterhouseCoopers LLP, Independent Auditors (with respect to financial statements of Studio 3 Partners LLC)

23.5	Consent of KPMG LLP, Independent Registered Public Accounting Firm (with respect to financial statements of Starz)

24.1	Power of Attorney*

99.1	Starz Transitional Stock Adjustment Plan

99.2	Starz 2011 Incentive Plan*

99.3	Starz 2011 Nonemployee Director Incentive Plan*

* Previously filed.

II-6